23.1 Consent of Aaron Stein, Independent Auditor

Aaron Stein CPA
981 Allen Lane
P.O. Box 406
Woodmere, NY 11598

CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in this Registration Statement on Form SB-2 of our report dated October 4, 2006, with respect to the audit of the financial statements of ISDERA, NORTH AMERICA, INC. We also consent to the reference of our firm under the “Experts” and “Summary Financial Information” in the prospectus.

/s/ Aaron Stein, CPA
Aaron Stein, CPA

October 18, 2006